Exhibit 99.3

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2014

(In thousands, except share and per share data)

	Pro Forma
	Physicians			Pro Forma
	Realty Trust -	Pinnacle	Oshkosh	Reflecting
	Historical	Properties	Property	Acquisitions
Assets
Investment properties:
Land and improvements	$44,419	$1,200	$225	$45,844
Building and improvements	313,985	6,643	7,177	327,805
Tenant improvements	5,498	—	—	5,498
Acquired lease intangibles	39,712	1,266	1,098	42,076
Property under development	225	—	—	225
	403,839	9,109	8,500	421,448
Accumulated depreciation	(30,858)	—	—	(30,858)
Net real estate property	372,981	9,109	8,500	390,590
Real estate loan receivable	6,855	—	—	6,855
Investment in unconsolidated entity	1,317	—	—	1,317
Net real estate investments	381,153	9,109	8,500	398,762
Cash and cash equivalents	10,092		(8,500)	1,592
Tenant receivables, net	1,403	—	—	1,403
Deferred costs, net	2,690	—	—	2,690
Other assets	6,513	98	—	6,611
Total assets	$401,851	$9,207	$—	$411,058
LIABILITIES AND EQUITY
Liabilities:
Debt	$159,382	$9,207	$—	$168,589
Accounts payable	722	—	—	722
Dividend payable	5,699	—	—	5,699
Accrued expenses and other liabilities	3,889	—	—	3,889
Derivative liability	356	—	—	356
Total liabilities	170,048	9,207	—	179,255

Shareholers’ equity	197,419	—	—	197,419
Noncontrolling interests	34,384	—	—	34,384
Total equity	231,803	—	—	231,803
Total liabilities and equity	$401,851	$9,207	$—	$411,058

See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

The unaudited Pro Forma Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of March 31, 2014 reflects the acquisition of two fully occupied medical office buildings located in Wormleysburg and Carlisle, Pennsylvania (collectively the “Pinnacle Properties”) and a fully occupied medical surgery facility located in Oshkosh, Wisconsin (the “Oshkosh Property”) as if the purchase had occurred on March 31, 2014. The Pinnacle Properties were purchased on April 22, 2014 and the Oshkosh Property was purchased on June 30, 2014. The pro forma consolidated balance sheet of the Company prior to the acquisition of the Pinnacle Property and Oshkosh Property has been derived from the unaudited consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 2, 2014.

Notes and Management Assumptions

The acquisition of the Pinnacle Properties and Oshkosh Property were accounted for as business combinations and recorded at their fair value, exclusive of acquisition costs, which were expensed. The property fair value was then allocated between land, building and acquired lease intangibles based upon their fair values at the date of acquisition. The Pinnacle Properties were purchased with borrowings from the Company’s senior secured revolving credit facility and the Oshkosh Property was purchased with available cash and cash equivalents.

Unaudited Pro Forma Consolidated Statement of Operation
For the Three Months Ended March 31, 2014

(In thousands, except share and per share data)

	Pro Forma
	Physicians			First Quarter	Pro Forma
	Realty Trust -	Pinnacle	Oshkosh	Acquisition	Reflecting
	Historical	Properties	Property	Properties	Acquisitions

Revenues:
Rental revenues	$6,808	$232	$181	$1,193	$8,414
Expense recoveries	1,070	—	128	183	1,381
Interest income on real estate loans and other	113	—	—	184	297
Total revenues	7,991	232	309	1,560	10,092
Expenses:
Interest expense, net	1,281	69	—	254	1,604
General and administrative	2,014	—	—	—	2,014
Operating expenses	1,609	49	128	449	2,235
Depreciation and amortization	2,416	102	84	517	3,119
Acquisition expenses	4,287	—	—	—	4,287
Management fees	—	—	—		—
Total expenses	11,607	220	212	1,220	13,259
Other income:
Change in fair value of derivative	41	—	—	—	41
Equity in income of unconsolidated entity	17	—	—	—	17
Net (loss) income	(3,558)	12	97	340	(3,109)
Less: Net loss (income) attributable to noncontrolling interests —operating partnership	531	(2)	(14)	(51)	464
Less: Net (loss) income attributable to noncontrolling interests — partially owned properties	(66)	—	—	—	(66)
Net (loss) income attributable to common shareholders	$(3,093)	$10	$83	$289	$(2,711)
Net loss per share:
Basic and diluted	$(0.15)				$(0.13)
Weighted average common shares:
Basic and diluted	21,298,597				21,298,597

See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

Unaudited Pro Forma Consolidated and Combined Statement of Operations
For the Year Ended December 31, 2013

(In thousands, except share and per share data)

	Pro Forma			First Quarter Acquisition Properties
	Physicians Realty					San	Pro Forma
	Trust -	Pinnacle	Oshkosh	Atlanta	Sarasota	Antonio	Reflecting
	Historical	Properties	Property	Property	Properties	Property	Acquisition

Revenue
Rental revenue	$13,565	$924	$724	$3,355	$1,750	$2,413	$22,731
Expense recoveries	3,234	—	466	573	194	389	4,856
Interest income on real estate loans and other	—	—	—	1,105	—	—	1,105
Total Revenue	16,799	924	1,190	5,033	1,944	2,802	28,692
Expenses
Interest expense, net	4,295	276	—	1,120	—	473	6,164
General and administrative	3,214	—	—	—	—	—	3,214
Operating Expenses	4,650	163	466	2,169	194	389	8,031
Depreciation and amortization	5,107	408	336	1,908	624	672	9,055
Loss on sale of development property	2	—	—	—	—	—	2
Acquisition costs	1,938	309	38	—	—	—	2,285
Management fee	475	—	—	—	—	—	475
Total Expenses	19,681	1,156	840	5,197	818	1,534	29,226
Other income:
Change in fair value of derivatives, net	246	—	—	—	—	—	246
Net (loss)/income	(2,636)	(232)	350	(164)	1,126	1,268	(288)
Less net loss attributable to Predecessor	576	—	—	—	—	—	576
Less net loss/(income) attributable to noncontrolling interest	399	34	(51)	24	(164)	(185)	57
Net loss attributable to shareholders	$(1,661)	$(198)	$299	$(140)	$962	$1,083	$345

Net loss per share
Basic and diluted	$(0.13)						$0.03

Weighted average common shares
Basic and diluted	12,883,917						12,883,917

See Notes to Unaudited Pro Forma Consolidated and Combined Statement of Operations.

Basis of Presentation

The unaudited Pro Forma Consolidated and Combined Statements of Operations of Physicians Realty Trust (“the Company”) for the three months ended March 31, 2014 and for the year ended December 31, 2013 included the historical operations of the Company and have been derived from the unaudited consolidated statement of operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the with SEC on May 2, 2014 and the audited consolidated and combined statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 21, 2014. The Company’s historical operations have been adjusted to take into consideration the following acquititions as if they occurred on January 1, 2013:

During the second quarter of 2014, the Company acquired the Pinnacle Properties and the Oshkosh Property (collectively the “Second Quarter Acquisitions”). Financial results for the periods presented for the Pinnacle Properties and Oshkosh Property are included elsewhere in this Form 8-K.

During the first quarter of 2014, the Company also acquired three additional properties: the Atlanta Property, the Sarasota Properties and the Atlanta Property (collectively the “First Quarter Acquisitions”). Financial results for the year ended December 31, 2013 and other information related to these acquisitions was included in a previously filed Form 8-KA, filed on May, 7 2014. Financial results for the three months ended March 31, 2014 related to the First Quarter Acquisitions prior to their acquisition represents the results of operations under the previous owners. Financial results since their acquisition are included in the Company’s historical consolidated results of operations for the period.

Notes and Management Assumptions

Revenue and operating and maintenance expenses for the Second Quarter Acquisitions and First Quarter Acquisitions (prior to their acquisitions) are based upon the historical operations under the previous owners’ ownership. Depreciation and amortization expenses is based upon the Company’s ownership and utilizing its own depreciation and amortization policies outlined in the Company Annual Report on Form 10-K. All of the properties were acquired with cash with the exception of the Atlanta Property, the San Antonio Property and the Pinnacle Properties. Interest expenses related to borrowings under the Company’s senior secured revolving credit facility are at the rate outstanding on the credit facility at the time of the borrowing (approximately 3% on an annual basis) and the San Antonio interest expense is based upon the mortgage loan assumed in conjunction with the acquisition. Acquisition costs associated with the Second Quarter Acquisitions were assumed to be incurred in the year ended December 31, 2013. Net operating results for the Second Acquisitions and the First Quarter Acquisitions were adjusted to reflect the noncontrolling interest holders’ share of their operations.